AGREEMENT AMONG MEMBERS


     THIS AGREEMENT AMONG MEMBERS (the "Agreement") is made as of April 10, 1998, by and among Blackacre Capital Group LLC, a Delaware limited liability company ("Blackacre"), P.N.M. Capital LLC, a Delaware limited liability company ("PNM"), Pem Mil Management LLC, a Delaware limited liability company ("Pem Mil"), and DVL, Inc., a Delaware corporation ("DVL").

                                 WITNESSETH:
                                 ----------

    WHEREAS, DVL is the general partner of those real estate limited partnerships listed on Schedule 1 hereto (the "DVL Partnerships");

      WHEREAS, Blackacre, PNM, Pem Mil and DVL desire to (i) acquire limited partnership interests in, make loans to, acquire loans (wrap or otherwise) owed by, and otherwise enter into transactions involving, the DVL
Partnerships and/or their assets and (ii) acquire limited partnership interests, make investments in properties, or acquire loans (wrap or otherwise), held by DVL (each, a "Transaction");

      WHEREAS, Blackacre, PNM, Pem Mil and DVL desire to provide for certain rights with respect to their interests in the Transactions;

      NOW, THEREFORE, the parties hereto hereby agree as follows:

                                  ARTICLE 1
                             CERTAIN DEFINITIONS
                             -------------------

     For purposes of this Agreement, the following terms shall have the following respective meanings:

       1.1 AFFILIATE: With respect to a specified Person, (i) a Person who, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, the specified Person, (ii) any Person who is an officer, director, member or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, partner, member or trustee, or with respect to which the specified Person serves in a similar capacity, (iii) any Person who, directly or indirectly, is the beneficial owner of 10% or more of any class of equity securities of, or otherwise has a substantial beneficial interest in, the specified Person or of which the specified Person has a substantial beneficial interest and (iv) the spouse, issue, or parent of the specified Person.

    1.2 CLASS A PARTICIPANTS: Blackacre and PNM, together with their permitted successors and assigns.

     1.3 CLASS B PARTICIPANT: DVL and Pem Mil, together with their permitted successors and assigns.

    1.4  DVL PARTNERSHIPS: Those Partnerships listed on Schedule 1 hereto.

   1.5 FEE PRIORITY RETURN: As of any date, the Unreturned Capital Contribution of a Participant or its Affiliate in a particular Investment Entity multiplied by 12% per annum (calculated on a cumulative, compounded annual basis on the Unreturned Capital Contribution of such Participant and its Affiliate in such Investment Entity, as adjusted from time to time, from the date capital contributions are received by the Investment Entity to the date of payment).

     1.6 FEE REPAYMENT: The point in time as of which the Class A Participants and their Affiliates, as the case may be, shall have received aggregate distributions from the applicable Investment Entity equal to their capital contributions in such Investment Entity and the Fee Priority Return for such Investment Entity.

      1.7 FIRST PRIORITY RETURN: As of any date, the Unreturned Capital Contribution of a Participant or its Affiliate in a particular Investment Entity multiplied by 12.75% per annum (calculated on a cumulative, compounded annual basis on the Unreturned Capital Contribution of such Participant or its Affiliate in such Investment Entity, as adjusted from time to time, from the date capital contributions are received by such Investment Entity to the date of payment).

     1.8 FIRST REPAYMENT: The point in time as of which the Class A Participants or their Affiliates, as the case may be, shall have received aggregate distributions from the applicable Investment Entity equal to their capital contributions in such Investment Entity and the First Priority Return for such Investment Entity.

      1.9 INVESTMENT ENTITIES: Those entities which are from time to time formed by the Participants to enter into Transactions, including, without limitation, Osborne Capital LLC.

       1.10 MAXIMUM CAPITAL CONTRIBUTION:  $20,000,000

       1.11 PARTICIPANTS:  The Class A and Class B Participants.

      1.12 PERSON: An individual, trust, estate, partnership, joint venture, association, company, corporation, limited liability company or other entity.

      1.13 SECOND PRIORITY RETURN: As of any date, the Unreturned Capital Contribution of a Participant or its Affiliate in a particular Investment Entity multiplied by 16% per annum (calculated on a cumulative, compounded annual basis on the Unreturned Capital Contribution of such Participant or its Affiliate in such Investment Entity, as adjusted from time to time, from the date capital contributions are received by such Investment Entity to the date of payment).

      1.14 SECOND REPAYMENT: The point in time as of which the Class A Participants or their Affiliates, as the case may be, shall have received aggregate distributions from the applicable Investment Entity equal to their capital contributions in such Investment Entity and the Second Priority Return for such Investment Entity.

                                         2

     1.15 THIRD PRIORITY RETURN: As of any date, the Unreturned Capital Contribution of a Participant or its Affiliate in a particular Investment Entity multiplied by 20% per annum (calculated on a cumulative, compounded annual basis on the Unreturned Capital Contribution of such Participant or its Affiliate in such Investment Entity, as adjusted from time to time, from the date capital contributions are received by such Investment Entity to the date of payment).

     1.16 THIRD REPAYMENT: The point in time as of which the Class A Participants or their Affiliates, as the case may be, shall have received aggregate distributions from the applicable Investment Entity equal to their capital contributions in such Investment Entity and the Third Priority Return for such Investment Entity.

       1.17 TRANSACTION: Shall have the meaning set forth in the second WHEREAS clause.

     1.18 UNRETURNED CAPITAL CONTRIBUTION: As of any date, the capital contributions made by a Participant and its Affiliates on or before such date in the applicable Investment Entity, reduced (but not below zero) by the amount by which distributions received by such Participant and its Affiliates on or before the date of determination from such Investment Entity exceed either (i) in determining Fee Priority Return, 12% per annum (calculated on a cumulative, compounded annual basis) on the unreturned capital contribution of such Participant or its Affiliate in such Investment Entity, as adjusted from time to time pursuant hereto, (ii) in determining First Priority Return, 12.75% per annum (calculated on a cumulative, compounded annual basis) on the unreturned capital contribution of such Participant or its Affiliate in such Investment Entity, as adjusted from time to time pursuant hereto, (iii) in determining Second Priority Return, 16% per annum (calculated on a cumulative, compounded annual basis) on the then unreturned capital contribution of such Participant or its Affiliate in such Investment Entity, as adjusted from time to time pursuant hereto, or (iv) in determining the Third Priority Return, 20% per annum (calculated on a cumulative, compounded annual basis) on the then unreturned capital contribution of such Participant or its Affiliate in such Investment Entity, as adjusted from time to time pursuant hereto. It being contemplated hereby that the capital contribution of a Participant and its Affiliate will be reduced at such times as the aggregate distributions made by the Investment Entity up to the date of determination exceeds the applicable priority return on such capital contribution, as reduced hereby. For example, if a Participant's capital contribution to an Investment Entity was $100,000, and such Investment Entity made a distribution to such Participant of $18,000 exactly one year after the capital contribution date, for purposes of determining (i) Fee Priority Return from and after such date, the Unreturned Capital Contribution would be $94,000 ([$100,000 + ($100,000 x 12%)] - $18,000); (ii) First Priority Return
from and after such date, the Unreturned Capital Contribution would be $94,750 ([$100,000 + ($100,000 x 12.75%)] - $18,000); (iii) Second Priority
Return from and after such date, the Unreturned Capital Contribution would be $98,000 ([$100,000 + ($100,000 x 16%)] - $18,000); and (iv) Third Priority
Return from and after such date, the Unreturned Capital Contribution would be $100,000 as the distribution amount ($18,000) is not greater than the Third Priority Return ($20,000).


                                         3
                                  ARTICLE 2
                                 INVESTMENTS

     Section 2.1 DVL OPPORTUNITIES. (a) Until the earlier of (i) the date on which the Maximum Capital Contribution has been invested in Investment Entities or (ii) three years from the date hereof, the Participants shall not enter into any Transaction except as provided by this Article 2.

          (b) Pem Mil and/or, except as provided herein, DVL shall from time to time present to the Participants various Transactions for their review. DVL shall have the right to proceed with a Transaction in its individual capacity by providing written notice to the Class A Participants within ten business days of the date such Transaction is proposed that it is electing to proceed with the Transaction. Notwithstanding anything to the contrary set forth herein, DVL shall only be permitted to individually proceed with a Transaction if it provides all of the capital for such Transaction from its reserves or cash available from operations. If DVL is required to raise capital to proceed with the Transaction, either by obtaining a loan, selling additional shares of stock or otherwise, then the provisions of Section 2.1(c) shall control. DVL shall not be required to present any transaction to the Class A Participants if DVL individually proceeds with such Transaction as permitted by this Section 2.1.

         (c) If DVL elects not to proceed with the Transaction or if DVL requires additional funding for the Transaction, the Class A Participants shall have the right to proceed with the Transaction on the terms and conditions set forth in this Agreement. In such an event, the Class A Participants shall, within ten business days following DVL's determination not to proceed with the Transaction, elect whether or not to enter into a Transaction. If both Class A Participants elect to proceed with the Transaction, the Participants shall form an Investment Entity, or use an existing Investment Entity, to consummate such Transaction and the Participants shall use their best efforts to consummate such Transaction.

       (d) If a Class A Participant elects not to participate in a Transaction or, if a Class A Participant fails to timely make the required capital contribution to the applicable Investment Entity necessary to consummate the Transaction (the "Rejecting Participant"), the Class A Participant that voted in favor of such Transaction or who timely made the necessary capital contribution (the "Accepting Participant") and the Class B Participant shall have the right, either jointly or together with any other Person (other than the Rejecting Participant), for a period of three months from the date on which the election was made not to proceed with the Transaction or the failure by the Rejecting Participant to make the necessary capital contribution, to enter into such Transaction (the "Rejected Transaction") on terms which are not substantially different from those set forth in the original proposal voted on by the Participants. In the event that the Accepting Participant enters into such Rejected Transaction, neither the Rejecting Participant nor any other Person shall have any rights with respect to the Rejected Transaction. If the Accepting Participant shall not consummate the Rejected Transaction in the aforementioned three month time period, any subsequent transaction which is similar in form to the Rejected Transaction shall be subject to the provisions of this Article 2 as if no prior vote with respect to the Rejected Transaction had occurred.

                                         4
    Section 2.2 UNAUTHORIZED TRANSACTIONS. If a Participant enters into a Transaction in violation of this Article 2, such Participant shall, or shall cause its Affiliate to, hold in trust for the benefit of the Participants all assets acquired pursuant to such Transaction as if the Participants had formed an Investment Entity, and shall take all steps necessary to transfer ownership of such assets to an Investment Entity.

    Section 2.3 INVESTMENT ENTITIES. Unless otherwise agreed, each Investment Entity shall be a limited liability company, the operating agreement for which shall be in substantially the form of Exhibit A attached hereto with such changes as may be necessary for the specific Transaction. The Participants agree that (i) all capital contributions made to an Investment Entity shall be allocated 90% to Blackacre and 10% to PNM, or such other proportion as the Class A Participants may agree, (ii) Pem Mil or its Affiliate shall be the managing member or general partner of the Investment Entity and (iii) profit and loss for each Investment Entity shall be allocated, and distributions shall be paid, by each Investment Entity as follows:

      (1) First, in accordance with the Investment Entity's members respective capital accounts until the First Repayment;

      (2) Second, (a) to Blackacre, a percentage equal to (i) Blackacre's capital contribution to the Investment Entity divided by the aggregate capital contributions made by all Participants or their Affiliates to such Investment Entity minus (ii) 10%, (b) to PNM, a percentage equal to PNM's capital contribution to the Investment Entity divided by the aggregate capital contributions made by all Participants or their Affiliates to such Investment Entity, (c) to Pem Mil, 3.33% and (d) to DVL, 6.67% until the Second Repayment;

      (3) Third, (a) to Blackacre, a percentage equal to (i) Blackacre's capital contribution to the Investment Entity divided by the aggregate capital contributions made by all Participants or their Affiliates to such Investment Entity minus (ii) 17.5%, (b) to PNM, a percentage equal to PNM's capital contribution to the Investment Entity divided by the aggregate capital contributions made by all Participants or their Affiliates to such Investment Entity, (c) to Pem Mil, 5.83% and (d) to DVL, 11.67% until the Third Payment; and

       (4) Thereafter, (a) to Blackacre, a percentage equal to (i) Blackacre's capital contribution to the Investment Entity divided by the aggregate capital contributions made by all Participants or their Affiliates to such Investment Entity minus (ii) 30%, (b) to PNM, a percentage equal to PNM's capital contribution to the Investment Entity divided by the aggregate capital contributions made by all Participants or their Affiliates to such Investment Entity, (c) to Pem Mil, 10% and (d) to DVL, 20%.

     Section 2.4 MAXIMUM CAPITAL CONTRIBUTIONS. Unless otherwise agreed by the Class A Participants, in no event shall a Participant or its Affiliates be required to make, nor shall they be permitted to make, a capital contribution to an Investment Entity if such capital contribution, when added to all other capital contributions made by all Participants to Investment Entities, would exceed the Maximum Capital Contribution.

                                         5
                                  ARTICLE 3
                       MANAGING MEMBER'S COMPENSATION

     Section 3.1 SERVICES TO BE PROVIDED BY MANAGING MEMBER. Pem Mil shall be the managing member of each Investment Entity to perform such duties and services and have such rights and obligations as are customary for a managing member of a limited liability company, including, without limitation, the rights and obligations set forth in the Investment Entity's organizational documents.

     Section 3.2 COMPENSATION. For acting as the managing member of the Investment Entities and for providing the services provided for herein and as contemplated by the organizational documents of the Investment Entities, the Participants shall cause the Investment Entities to pay to Pem Mil, in addition to its allocable share of the Investment Entity's profits, losses and distributions, an annual fee (the "Fee") equal to 2% of the total capital contributions made from time to time by the Participants and their Affiliates to Investment Entities; provided, however, in no event shall the Fee be, in the aggregate for all Investment Entities, less than $24,000 or greater than $100,000. The Fee shall be payable monthly in advance during the term of this Agreement, the first payment of which shall be due on May 1, 1998. Unless otherwise agreed, the Fee shall be allocated pro-rata among the Investment Entities based on the amount of capital invested in such Investment Entity and the total amount invested in all Investment Entities.

     Section 3.3 FEE REIMBURSEMENT. Pem Mil agrees that in the event that upon the liquidation of an Investment Entity the Class A Participants shall not have received distributions from such Investment Entity in an amount at least equal to Fee Repayment, Pem Mil shall reimburse such Investment Entity an amount equal to the lesser of (i) the difference between (a) the amount necessary to be distributed to the Class A Participants so that Fee Repayment shall be reached determined as of the date of liquidation and (b) the aggregate amount actually distributed to the Class A Participants by such Investment Entity and (ii) the Fee actually paid to Pem Mil by such Investment Entity.

                                  ARTICLE 4
                                MISCELLANEOUS

     Section 4.1 NOTICES. Any notices, elections or demands permitted or required to be made under this Agreement shall be in writing, signed by the Member giving such notice, election or demand and shall be given either by personal delivery sent postage prepaid by registered or certified mail, return receipt requested or sent by overnight carrier, and shall be deemed to have been given when evidence of receipt is received by the sender in each case addressed as follows:

           if to PNM:

           c/o Millennium Capital Management LLC
           70 East 55th Street
           New York, New York 10022
           Attention:  Mr. Jay Chazanoff


                                         6

           with a copy to:

           David J. Heymann, Esq.
           Post & Heymann, LLP
           100 Jericho Quadrangle, Suite 214
           Jericho, New York 11753

           if to Blackacre:

           c/o Blackacre Capital Group
           450 Park Avenue, 28th Floor
           New York, New York  10022
           Attention:  Mr. Ronald Kravit

           with a copy to:

           Pat Foye, Esq.
           Skadden, Arps, Slate, Meagher & Flom, LLP
           919 Third Avenue
           New York, New York  10022

           if to Pem Mil:

           c/o Pembroke Companies
           1325 Avenue of the Americas, Suite 1200
           New York, New York  10019
           Attention:  Mr. Lawrence J. Cohen

           with a copy to:

           David J. Heymann, Esq.
           Post & Heymann, LLP
           100 Jericho Quadrangle, Suite 214
           Jericho, New York 11753

           if to DVL:

           DVL, Inc.
           24 River Road
           Bogota, New Jersey  07603
           Attention:  General Counsel

     A party hereto may change the address to which notices shall be sent by written notice to all parties hereto (said change of addresses to be effective upon receipt by all parties hereto).

     Section 4.2 SUCCESSORS AND ASSIGNS. This Agreement, and each provision of this Agreement, shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, successors-in-title, heirs and permitted assigns, and each successor-in-interest to any party, whether such successor acquires such interest by way of gift, purchase, foreclosure or by any other method, shall hold such interest subject to all of the terms and provisions of this Agreement.

                                         7
     Section 4.3 NO MODIFICATION EXCEPT IN WRITING. This Agreement shall not be changed, modified, or amended except by a writing signed by all parties hereto.

     Section 4.4 FURTHER ASSURANCES. Each of the parties hereto hereby agrees to execute and deliver all such further documents and take all such further actions as shall be necessary, desirable or expedient to consummate the transactions contemplated hereby.

     Section 4.5 ENTIRE AGREEMENT. This Agreement constitutes the full and complete agreement of the parties to this Agreement with respect to the subject matter of this Agreement.

     Section 4.6 CAPTIONS. The titles or captions of Articles or Sections contained in this Agreement are inserted only as a matter of convenience and for reference, are not a part of this Agreement, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision of this Agreement.

      Section 4.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which together shall for all purposes constitute one agreement, binding on all the Members, notwithstanding that all Members have not signed the same counterpart.

     Section 4.8 SEVERABILITY. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected unless the provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

    Section 4.9 GENDER. Words used herein, regardless of the gender specifically used, shall be deemed and construed to include any other gender, masculine, feminine or neuter, as the context shall require.

    Section 4.10 APPLICABLE LAW. This Agreement and the rights and obligations of the parties under this Agreement shall be governed by and interpreted, construed and enforced in accordance with the law of the State of Delaware applicable to agreements made and to be performed in the State of Delaware.


     IN WITNESS WHEREOF, this Agreement has been executed as of the date and year first above written.

                            P.N.M. CAPITAL LLC

                            By:  Millennium Capital Management LLC,
                                 a Member

                            By:  /s/ JAY CHAZANOFF
                                 _________________________________
                                 Jay Chazanoff
                                 President

                                         8
                            BLACKACRE CAPITAL GROUP LLC

                            By:  Blackacre Capital Partners, L.P.,
                                 Managing Member

                            By:  Old Stand Real Estate, LLC,
                                 General Partner

                            By:
                                 _________________________________
                                 A Member


                            DVL, INC.


                            By:  /s/ DANIEL BALDWIN
                                 _________________________________
                                 Daniel Baldwin
                                 Vice President


                            PEM MIL MANAGEMENT LLC

                            By:  Pembroke Companies Inc., a member


                            By:  /s/ LAWRENCE J. COHEN
                                 _________________________________
                                 Lawrence J. Cohen
                                 President






















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